Exhibit 99.2

© Copyright 2014 CoreSite. All Rights Reserved. Earnings Release and Supplemental Information Quarter Ended June 30, 2014

2 Table of Contents Overview Earnings Release 3 Company Profile 8 Summary of Financial Data 10 Financial Statements Consolidated Balance Sheets 11 Consolidated Statements of Operations 12 Reconciliations of Net Income to FFO, AFFO and EBITDA 13 Operating Portfolio Operating Properties 14 Leasing Statistics 15 Geographic Diversification and 10 Largest Customers 17 Development Summary and Capital Expenditures 18 Capital Structure Market Capitalization and Debt Summary 19 Interest Summary and Debt Covenants 20 2014 Guidance 21 Appendix 22

3 CORESITE REPORTS SOLID SECOND-QUARTER EARNINGS GROWTH Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix DENVER, CO – July 23, 2014 CoreSite Realty Corporation (NYSE:COR), a provider of secure, reliable, high-performance data center solutions, today announced financial results for the second quarter ended June 30, 2014. Quarterly Highlights • Reported second-quarter funds from operations (“FFO”) excluding one-time items of $0.51 per diluted share and unit, representing 13.3% growth year over year • Including a net benefit of $0.06 of non-recurring FFO, total reported FFO was $0.57 per diluted share and unit • Reported second-quarter total operating revenues of $65.7 million, representing a 13.9% increase year over year and data center revenues of $63.7 million, representing a 14.5% increase year over year • Executed new and expansion data center leases representing $9.4 million of annualized GAAP rent at a rate of $159 per square foot • Realized rent growth on signed renewals of 2.1% on a cash basis and 8.1% on a GAAP basis • Realized rent growth on signed renewals of 2.1% on a cash basis and 8.1% on a GAAP basis and recorded rental churn of 1.8% • Commenced 60,587 net rentable square feet of new and expansion leases with GAAP annualized rent of $135 per square foot, increasing stabilized data center occupancy to 85.4% Tom Ray, CoreSite’s Chief Executive Officer, commented, “Our second-quarter financial results reflect continued systematic execution of our business plan.” Mr. Ray continued, “We are pleased at the continued progress of our sales and marketing teams, with new and expansion sales of turn-key data center capacity for the quarter representing our highest volume since we became a public company. Second-quarter sales production reflects the execution of a large lease in the Bay Area and strong leasing across the remainder of the portfolio led by Los Angeles, Boston, and Northern Virginia.” Financial Results Excluding one-time items discussed below, CoreSite reported FFO attributable to shares and units of $24.0 million for the three months ended June 30, 2014, a 13.9% increase year over year and an increase of 5.1% compared to the prior quarter. On a per-diluted-shareand- unit basis, FFO, excluding one-time items, increased 13.3% year over year to $0.51 for the three months ended June 30, 2014.

4 Quarter Ended June 30, 2014 Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix For the three months ended June 30, 2014, CoreSite recognized an impairment of internaluse software of $1.0 million, or a charge of $0.02 per share, and a benefit of $3.7 million, or $0.08 per share, related to a true-up of accrued real estate tax liabilities. These tax liabilities are associated with previously accrued amounts related to the change in ownership of acquired properties in association with the Company’s 2010 IPO. Including the net impact of these two items, CoreSite reported FFO attributable to shares and units of $26.7 million for the three months ended June 30, 2014,. On a per-dilutedshare- and-unit basis, FFO was $0.57 for the three months ended June 30, 2014, as compared to $0.45 per diluted share and unit for the three months ended June 30, 2013. Total operating revenues for the three months ended June 30, 2014, were $65.7 million, a 13.9% increase year over year. Data center revenues for the three months ended June 30, 2014, were $63.7 million, a 14.5% increase year over year. CoreSite reported net income attributable to common shares of $3.9 million, or $0.18 per diluted share. Sales Activity CoreSite executed 121 new and expansion data center leases representing $9.4 million of GAAP annualized rent during the second quarter, comprised of 58,909 NRSF at a weightedaverage GAAP rate of $159 per NRSF. These new and expansion data center leases include a lease for 26,500 square feet at CoreSite’s SV3 facility, which has partially commenced and will continue to commence in phases through the second quarter of 2016, as previously reported. As a component of executing this lease, CoreSite executed an early termination of a 12,600 square foot portion of a previously existing lease at the building. Net of the early termination at SV3, new and expansion leasing in Q2 represents 46,309 square feet. CoreSite’s renewal leases signed in the second quarter totaled $7.0 million in GAAP annualized rent, comprised of 41,890 NRSF at a weighted average GAAP rate of $167 per NRSF, reflecting a 2.1% increase in rent on a cash basis and an 8.1% increase on a GAAP basis. The second-quarter rental churn rate was 1.8%, which includes churn related to amending a single-customer lease at CoreSite’s SV3 data center and releasing that space to a new customer. CoreSite’s second-quarter data center lease commencements totaled 60,587 NRSF at a weighted average GAAP rental rate of $135 per NRSF, which represents $8.2 million of GAAP annualized rent. Net of the termination at SV3, second-quarter commencements totaled 47,987 square feet.

5 Quarter Ended June 30, 2014 Development Activity CoreSite had 50,000 NRSF of data center space under construction at VA2 in Northern Virginia at the end of the second quarter. As of June 30, 2014, CoreSite had incurred $61.1 million of the estimated $73.9 million required to complete this project. Balance Sheet and Liquidity As of June 30, 2014, CoreSite had $276.8 million of total long-term debt equal to 2.0 times second-quarter annualized adjusted EBITDA and $391.8 million of long-term debt and preferred stock equal to 2.9 times second-quarter annualized adjusted EBITDA. At quarter end, CoreSite had $11.1 million of cash available on its balance sheet and $220.9 million of available capacity under its credit facility. Dividend On May 30, 2014, CoreSite announced a dividend of $0.35 per share of common stock and common stock equivalents for the second quarter of 2014. The dividend was paid on July 15, 2014, to shareholders of record on June 30, 2014. CoreSite also announced on May 30, 2014, a dividend of $0.4531 per share of Series A preferred stock for the period April 15, 2014, to July 14, 2014. The preferred dividend was paid on July 15, 2014, to shareholders of record on June 30, 2014. 2014 Guidance Excluding a one-time charge of $0.02 per share and unit in the first quarter and the onetime net benefit recorded in the second quarter in the amount of $0.06 per share, CoreSite is increasing its guidance of FFO per diluted share and unit to a range of $2.07 to $2.15 from the previous range of $2.00 to $2.10. Including the above-referenced one-time items, CoreSite is increasing its 2014 guidance of FFO per diluted share and unit to a range of $2.11 to $2.19. In addition, CoreSite is increasing its 2014 guidance for net income attributable to common shares to a range of $0.61 to $0.69 per diluted share from the previous range of $0.50 to $0.60 per diluted share. The difference between FFO and net income is attributable to real estate depreciation and amortization. This outlook is predicated on current economic conditions, internal assumptions about CoreSite’s customer base, and the supply and demand dynamics of the markets in which CoreSite operates. The guidance does not include the impact of any future financing, investment or disposition activities, beyond what has already been disclosed. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix

6 Quarter Ended June 30, 2014 Upcoming Conferences and Events CoreSite will participate in the Bank of America 2014 Global Real Estate Conference on September 10th in New York, New York; the Bank of America 2014 Media, Communications & Entertainment Conference on September 16th in Beverly Hills, California; and the Cantor Fitzgerald & Newmark Grubb Knight Frank Data Center Executive Symposium on September 30th in New York, New York. Conference Call Details CoreSite will host a conference call on July 23, 2014, at 12:00 p.m., Eastern time (10:00 a.m., Mountain Time), to discuss its financial results, current business trends and market conditions. The call can be accessed live over the phone by dialing 877-407-3982 for domestic callers or 201-493-6780 for international callers. A replay will be available shortly after the call and can be accessed by dialing 877-870-5176 for domestic callers or 858-384-5517 for international callers. The passcode for the replay is 13585288. The replay will be available until July 30, 2014. Interested parties may also listen to a simultaneous webcast of the conference call by logging on to CoreSite’s website at www.CoreSite.com and clicking on the “Investors” tab. The on-line replay will be available for a limited time beginning immediately following the call. About CoreSite CoreSite Realty Corporation (NYSE:COR) delivers secure and reliable data center solutions across eight key North American markets. More than 800 of the world’s leading enterprises, carriers and mobile operators, content and cloud providers and media and entertainment companies choose CoreSite to connect, protect and optimize their performance sensitive data, applications and computing workloads. Our flexible, high-performance products and 350+ dedicated employees consistently deliver unmatched, scalable data center options -- all of which leads to a best-in-class customer experience. For more information, visit www.CoreSite.com. CoreSite Investor Relations Contact Greer Aviv | CoreSite Investor Relations Director +1 303.405.1012 | +1 303.222.7276 Greer.Aviv@CoreSite.com Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix

7 Quarter Ended June 30, 2014 Forward Looking Statements This earnings release and accompanying supplemental information may contain forwardlooking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forwardlooking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; the company’s failure to obtain necessary outside financing; the company’s failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the company from time to time with the Securities and Exchange Commission. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix

8 Company Profile CoreSite delivers network-dense, cloud-enabled, enterprise-class data center products and services across eight key North American markets. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix

Company Profile

NYSE-traded with a strong balance sheet

- NYSE: COR (2010); REIT status
- Predecessor entities founded in 2000
- Equity market cap: $1.6 billion at June 30, 2014
- Growth capacity: 2.0x debt to annualized adjusted EBITDA and 2.9x debt and preferred stock to annualized adjusted EBITDA at June 30, 2014



Secure and reliable with best-in-class service

- Six 9s uptime for three consecutive years
- 350+ professionals with dedicated industry experts and 24x7 security guard monitoring
- Cabinet, standard or custom cage, and computer rooms
- Cross-connects, Any2 Internet Exchange, and Cloud Exchange – Ethernet
- Breakered and metered power



Scalable and flexible, broad platform in Tier-1 markets

- Recent delivery of our newest data center, NY2, located in Secaucus, NJ
- 16 data centers in eight top North American markets located in network, financial, cloud and commerce hubs
- 2.5+ million gross square feet
- Ability to nearly double data center footprint on land and buildings currently owned

Dense network connectivity and ecosystems

- Over 275 network service providers, 800 customers and 15,000 cross-connects
- Key ecosystems of customers and partners consisting of 34% networks and mobility, 24% cloud and IT service providers, 21% enterprise, 14% digital content and multimedia, and 7% systems integrators and managed services providers
- Partner-enabled value-added services supporting cloud computing

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2014 Guidance | Appendix 9

10 Summary of Financial Data (in thousands, except share, per share and NRSF data) Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix Summary of Results June 30, 2014 March 31, 2014 June 30, 2013 June 30, 2014 June 30, 2013 Operating revenues 65,682 $ 63,731 $ 57,667 $ 129,413 $ 112,758 $ Data center revenues 63,731 61,716 55,664 125,447 108,863 Net income 10,638 8,118 7,879 18,756 14,074 Net income attributable to common shares 3,883 2,733 2,618 6,616 4,467 Funds from operations (FFO) to shares and units 26,716 22,870 21,103 49,586 40,356 Adjusted funds from operations (AFFO) 21,579 19,356 20,405 40,935 38,112 EBITDA 31,533 27,191 25,127 58,724 47,881 Adjusted EBITDA 34,111 30,059 27,209 64,170 51,963 Per share - diluted: Net income attributable to common shares 0.18 $ 0.13 $ 0.12 $ 0.31 $ 0.21 $ FFO per common share and OP unit 0.57 $ 0.49 $ 0.45 $ 1.06 $ 0.86 $ Three Months Ended Six Months Ended June 30, 2014 March 31, 2014 December 31, 2013 September 30, 2013 June 30, 2013 Dividend Activity Dividends declared per share and OP unit 0.35 $ 0.35 $ 0.35 $ 0.27 $ 0.27 $ AFFO payout ratio 76% 84% 84% 61% 62% Operating Portfolio Statistics Operating data center properties 16 16 16 14 14 Operating data center NRSF 1,326,332 1,326,332 1,327,205 1,225,596 1,225,596 Data center NRSF occupied 1,132,894 1,101,305 1,084,444 987,416 986,646 Data center % occupied 85.4% 83.0% 81.7% 80.6% 80.5% Turn-Key Data Center Same Store Statistics MRR per Cabinet Equivalent 1,407 $ 1,399 $ 1,379 $ 1,352 $ 1,305 $ Data center NRSF % occupied 79.8% 76.2% 74.6% 75.0% 75.0% Market Capitalization, Debt & Preferred Stock Total enterprise value 1,945,279 $ 1,831,690 $ 1,852,319 $ 1,869,100 $ 1,734,594 $ Total debt outstanding 276,750 260,000 232,500 166,625 132,000 Total debt and preferred stock outstanding 391,750 375,000 347,500 281,625 247,000 Debt to: Annualized Adjusted EBITDA 2.0x 2.2x 2.1x 1.5x 1.2x Undepreciated book value of total assets 22.3% 21.6% 19.8% 15.0% 12.7% Debt & Preferred Stock to: Annualized Adjusted EBITDA 2.9x 3.1x 3.1x 2.6x 2.3x Undepreciated book value of total assets 31.5% 31.1% 29.6% 25.4% 23.8% As of

11 Consolidated Balance Sheets (in thousands) Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix June 30, 2014 December 31, 2013 Assets: Investments in real estate: Land 79,929 $ 78,983 $ Building and building improvements 769,056 717,007 Leasehold improvements 98,121 95,218 947,106 891,208 Less: Accumulated depreciation and amortization (185,230) (155,704) Net investment in operating properties 761,876 735,504 Construction in progress 161,377 157,317 Net investments in real estate 923,253 892,821 Cash and cash equivalents 11,132 5,313 Accounts and other receivables, net 10,275 10,339 Lease intangibles, net 9,018 11,028 Goodwill 41,191 41,191 Other assets 62,386 55,802 Total assets 1,057,255 $ 1,016,494 $ Liabilities and equity: Liabilities Revolving credit facility 176,750 $ 174,250 $ Senior unsecured term loan 100,000 - Mortgage loan payable - 58,250 Accounts payable and accrued expenses 74,289 67,782 Deferred rent payable 9,401 9,646 Acquired below-market lease contracts, net 6,185 6,681 Prepaid rent and other liabilities 16,872 11,578 Total liabilities 383,497 328,187 Stockholders’ equity Series A cumulative preferred stock 115,000 115,000 Common stock, par value $0.01 211 209 Additional paid-in capital 271,379 267,465 Accumulated other comprehensive income (136) - Distributions in excess of net income (58,649) (50,264) Total stockholders’ equity 327,805 332,410 Noncontrolling interests 345,953 355,897 Total equity 673,758 688,307 Total liabilities and equity 1,057,255 $ 1,016,494 $

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended			Six Months Ended	
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Operating revenues:					
Data center revenue:					
Rental revenue	$ 36,938	$ 34,899	$ 32,355	$ 71,837	$ 63,664
Power revenue	16,575	16,002	14,486	32,577	28,015
Interconnection revenue	8,591	8,059	7,053	16,650	13,625
Tenant reimbursement and other	1,627	2,756	1,770	4,383	3,559
Total data center revenue	63,731	61,716	55,664	125,447	108,863
Office, light industrial and other revenue	1,951	2,015	2,003	3,966	3,895
Total operating revenues	65,682	63,731	57,667	129,413	112,758
Operating expenses:					
Property operating and maintenance	18,534	16,289	15,118	34,823	29,645
Real estate taxes and insurance	(980)	2,966	2,304	1,986	4,524
Depreciation and amortization	19,504	17,882	16,261	37,386	32,210
Sales and marketing	3,747	3,588	3,936	7,335	7,725
General and administrative	6,732	7,705	6,177	14,437	13,180
Rent	5,070	5,066	4,756	10,136	9,549
Impairment of internal-use software	1,037	922	-	1,959	-
Transaction costs	9	4	249	13	254
Total operating expenses	53,653	54,422	48,801	108,075	97,087
Operating income	12,029	9,309	8,866	21,338	15,671
Interest income	2	2	2	4	4
Interest expense	(1,415)	(1,173)	(783)	(2,588)	(1,222)
Income before income taxes	10,616	8,138	8,085	18,754	14,453
Income tax (expense) benefit	22	(20)	(206)	2	(379)
Net income	10,638	8,118	7,879	18,756	14,074
Net income attributable to noncontrolling interests	4,670	3,301	3,176	7,971	5,438
Net income attributable to CoreSite Realty Corporation	5,968	4,817	4,703	10,785	8,636
Preferred dividends	(2,085)	(2,084)	(2,085)	(4,169)	(4,169)
Net income attributable to common shares	$ 3,883	$ 2,733	$ 2,618	$ 6,616	$ 4,467
Net income per share attributable to common shares:					
Basic	$ 0.18	$ 0.13	$ 0.13	$ 0.31	$ 0.22
Diluted	$ 0.18	$ 0.13	$ 0.12	$ 0.31	$ 0.21
Weighted average common shares outstanding:					
Basic	21,131,077	20,992,758	20,829,375	21,062,299	20,752,065
Diluted	21,604,730	21,521,838	21,445,875	21,599,749	21,412,289

Overview | **Financial Statements** | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2014 Guidance | Appendix 12

Reconciliations of Net Income to FFO, AFFO and EBITDA

(in thousands, except share and per share data)

Reconciliation of Net Income to FFO

	Three Months Ended			Six Months Ended	
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net income	$ 10,638	$ 8,118	$ 7,879	$ 18,756	$ 14,074
Real estate depreciation and amortization	18,163	16,836	15,309	34,999	30,451
FFO	$ 28,801	$ 24,954	$ 23,188	$ 53,755	$ 44,525
Preferred stock dividends	(2,085)	(2,084)	(2,085)	(4,169)	(4,169)
FFO available to common shareholders and OP unit holders	$ 26,716	$ 22,870	$ 21,103	$ 49,586	$ 40,356
Weighted average common shares outstanding - diluted	21,604,730	21,521,838	21,445,875	21,599,749	21,412,289
Weighted average OP units outstanding - diluted	25,360,847	25,360,847	25,353,709	25,360,847	25,353,709
Total weighted average shares and units outstanding - diluted	46,965,577	46,882,685	46,799,584	46,960,596	46,765,998
FFO per common share and OP unit - diluted	$ 0.57	$ 0.49	$ 0.45	$ 1.06	$ 0.86

Reconciliation of FFO to AFFO

	Three Months Ended			Six Months Ended	
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
FFO available to common shareholders and unit holders	$ 26,716	$ 22,870	$ 21,103	$ 49,586	$ 40,356
Adjustments:					
Amortization of deferred financing costs	449	580	427	1,029	847
Non-cash compensation	1,532	1,716	1,683	3,248	3,578
Non-real estate depreciation	1,341	1,046	952	2,387	1,759
Straight-line rent adjustment	(1,378)	(436)	(339)	(1,814)	(431)
Amortization of above and below market leases	(112)	(70)	(199)	(182)	(431)
Impairment of internal-use software	1,037	922	-	1,959	-
Recurring capital expenditures	(1,377)	(1,673)	(935)	(3,050)	(2,634)
Tenant improvements	(1,579)	(1,208)	(1,027)	(2,787)	(2,640)
Capitalized leasing costs	(5,050)	(4,391)	(1,260)	(9,441)	(2,292)
AFFO available to common shareholders and OP unit holders	$ 21,579	$ 19,356	$ 20,405	$ 40,935	$ 38,112

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended			Six Months Ended	
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net income	$ 10,638	$ 8,118	$ 7,879	$ 18,756	$ 14,074
Adjustments:					
Interest expense, net of interest income	1,413	1,171	781	2,584	1,218
Income tax (benefit) expense	(22)	20	206	(2)	379
Depreciation and amortization	19,504	17,882	16,261	37,386	32,210
EBITDA	$ 31,533	$ 27,191	$ 25,127	$ 58,724	$ 47,881
Non-cash compensation	1,532	1,716	1,683	3,248	3,578
Transaction costs / litigation	9	230	399	239	504
Impairment of internal-use software	1,037	922	-	1,959	-
Adjusted EBITDA	$ 34,111	$ 30,059	$ 27,209	$ 64,170	$ 51,963

Overview | **Financial Statements** | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2014 Guidance | Appendix 13

14 Operating Properties (in thousands, except NRSF data) Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix Pre- Stabilized NRSF(5) Development NRSF(6) Market/Facilities Annualized Rent ($000)(3) Total Percent Occupied (4) Total Percent Occupied (4) Total(6) Percent Occupied (4) Total Total Total Portfolio NRSF Los Angeles One Wilshire Campus LA1* $ 24,469 149,405 77.4% 4,373 82.8% 153,778 77.6% - - 153,778 LA2 15,284 159,617 84.8 7,029 70.8 166,646 84.2 65,296 199,978 431,920 Los Angeles Total 39,753 309,022 81.2 11,402 75.4 320,424 81.0 65,296 199,978 585,698 San Francisco Bay SV1 11,296 84,045 84.0 206,255 84.5 290,300 84.4 - - 290,300 SV2 7,060 76,676 78.3 - - 76,676 78.3 - - 76,676 Santa Clara Campus 24,251 220,676 94.9 71,308 91.7 291,984 94.1 31,497 173,240 496,721 San Francisco Bay Total 42,607 381,397 89.2 277,563 86.4 658,960 88.0 31,497 173,240 863,697 Northern Virginia VA1 23,572 201,719 79.2 61,050 79.2 262,769 79.2 - - 262,769 VA2 - - - - - - - - 198,000 198,000 DC1* 2,846 22,137 87.6 - - 22,137 87.6 - - 22,137 Northern Virginia Total 26,418 223,856 80.0 61,050 79.2 284,906 79.8 - 198,000 482,906 Boston BO1 13,735 166,026 95.0 19,495 62.4 185,521 91.5 - 87,650 273,171 Chicago CH1 11,492 158,167 86.9 4,946 65.8 163,113 86.3 20,240 - 183,353 New York NY1* 5,360 48,404 73.1 209 100.0 48,613 73.3 - - 48,613 NY2 - - - - - - - 52,692 202,367 255,059 New York Total 5,360 48,404 73.1 209 100.0 48,613 73.3 52,692 202,367 303,672 Miami MI1 1,765 30,176 79.8 1,934 38.6 32,110 77.3 - 13,154 45,264 Denver DE1* 704 4,144 100.0 - - 4,144 100.0 - - 4,144 DE2* 178 5,140 77.9 - - 5,140 77.9 - - 5,140 Denver Total 882 9,284 87.8 - - 9,284 87.8 - - 9,284 Total Facilities $ 142,012 1,326,332 85.4% 376,599 83.1% 1,702,931 84.9% 169,725 874,389 2,747,045 Data Center(1) Office and Light- Industrial(2) Total Stabilized Operating NRSF * Indicates properties in which we hold a leasehold interest. (1) (2) (3) (4) (5) (6) Represents the NRSF at each operating facility that is currently occupied or readily available for lease as data center space. Both occupied and available data c enter NRSF inc ludes a fac tor to ac c ount for a c ustomer’s proportionate share of the required data c enter support spac e (suc h as the mec hanic al, telecommunications and utility rooms) and building common areas, which may be updated on a periodic basis to reflect the most current build-out of our properties. During the second quarter of 2014, certain facility factors were adjusted resulting in a 1.4% increase to our date center occupay. Represents the NRSF at each operating facility that is currently occupied or readily available for lease as space other than data center space, which is typically space offered for office or light industrial uses. Represents the monthly contractual rent on stabilized operating NRSF under existing commenced customer leases as of June 30, 2014, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement. On a gross basis, our annualized rent was approximately $147.0 million as of June 30, 2014, which reflects the addition of $5.0 million in operating expense reimbursements to contractual net rent under modified gross and triple-net leases. Represents vacant space and entitled land in our portfolio that requires significant capital investment in order to develop into data center facilities as of June 30, 2014. Includes NRSF under construction for which substantial activities are ongoing to prepare the property for its intended use following development. In addition to the amounts above, we may develop an additional 138,000 NRSF at the Santa Clara Campus and 100,000 NRSF at NY2 upon our receipt of the necessary entitlements. Includes customer leases that have commenced and are occupied as of June 30, 2014. The percent occupied is determined based on leased square feet as a proportion of total operating NRSF. The percent occupied for data center space, office and light industrial space, and space in total would have been 88.0%, 83.3%, and 87.0%, respectively, if all leases signed in current and prior periods had commenced. Represents pre-stabilized NRSF of projects/facilities which recently have been developed and are in the initial lease-up phase. Pre-stabilized projects/facilities become stabilized operating properties at the earlier of achievement of 85% occupancy or 24 months after development completion. Annualized rent and NRSF percent occupied for pre-stabilized NRSF is $5.3 million and 25.4%, respectively, as of June 30, 2014.

15 Leasing Statistics Data Center Leasing Activity Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix GAAP GAAP Leasing Number Total Annualized Annualized Rental Cash GAAP Activity of Leased Rent per Rent Churn Rent Rent Period Leases(1) NRSF(2) Leased NRSF ($000) Rate(3) Growth(4) Growth(4) YTD 2014 245 88,712 134 $ 11,915 $ Q2 2014 126 60,587 135 8,152 Q1 2014 119 28,125 134 3,763 Q4 2013 109 116,052 41 (5) 4,808 Q3 2013 110 37,243 180 6,688 Q2 2013 121 42,672 147 6,267 YTD 2014 252 98,692 147 $ 14,507 $ Q2 2014 121 58,909 159 9,368 Q1 2014 131 39,783 129 5,139 Q4 2013 122 26,276 132 3,472 Q3 2013 106 23,294 170 3,965 Q2 2013 115 30,810 188 5,782 YTD 2014 151 64,181 164 $ 10,544 $ 1.5% 2.9% 8.5% Q2 2014 77 41,890 167 7,009 1.8% 2.1% 8.1% Q1 2014 74 22,291 159 3,535 1.2% 4.7% 9.4% Q4 2013 59 50,513 135 6,816 1.9% 3.5% 14.3% Q3 2013 100 29,567 155 4,575 2.7% 6.6% 10.7% Q2 2013 112 44,702 166 7,404 2.0% 2.9% 9.0% (1) (2) (3) (4) (5) Rent growth represents the increase in rental rates on renewed leases commencing during the period, as compared with the previous rental rates for the same space. The GAAP Annualized Rent per Leased NRSF for new/expansion leases commenced in Q4 2013 includes a 101,721 NRSF built-to-suit lease. Excluding this lease, the GAAP Annualized Rent per Leased NRSF for new/expansion leases commenced in Q4 2013 would have been $116. New/expansion leases commenced New/expansion leases signed Renewal leases commenced Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases. Total leased NRSF is determined based on contractually leased square feet for leases that have commenced on or before June 30, 2014. We calculate occupancy based on factors in addition to contractually leased square feet, including required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas. Rental churn is calculated based on the annualized rental revenue of expired leases terminated in the period, compared with total annualized rental revenue at the beginning of the period.

16 Leasing Statistics Lease Expirations (total operating properties, excluding pre-stabilized) Lease Distribution (total operating properties, excluding pre-stabilized) Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix Total Number Operating Percentage Percentage of NRSF of of Total of Leases Expiring Operating Annualized Year of Lease Expiration Expiring(1) Leases NRSF Rent Available as of June 30, 2014(5) - 256,961 15.1% $ - - % $ - $ - $ - 2014 386 136,169 8.0 18,975 13.4 139.35 19,370 142.25 2015 362 195,080 11.4 33,129 23.3 169.82 34,370 176.18 2016 309 164,662 9.7 24,173 17.0 146.80 27,050 164.28 2017 224 155,635 9.1 25,200 17.7 162.50 29,387 189.50 2018 67 149,882 8.8 15,471 10.9 103.22 19,036 127.01 2019-Thereafter 58 331,466 19.5 17,884 12.6 53.95 26,871 81.07 Office and light industrial (6) 83 313,076 18.4 7,180 5.1 22.93 7,488 23.92 Portfolio Total / Weighted Average 1,489 1,702,931 100.0% $ 142,012 100.0% $ 98.25 $ 163,572 $ 113.17 (1) (2) (3) (4) (5) (6) ($000)(2) NRSF ($000)(3) Expiration(4) Includes leases that upon expiration will automatically be renewed, primarily on a month-to-month basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases. Represents the monthly contractual rent under existing commenced customer leases as of June 30, 2014, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement. Represents the final monthly contractual rent under existing customer leases as of June 30, 2014, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes operating expense reimbursement, power revenue and interconnection revenue. Annualized rent at expiration as defined above, divided by the square footage of leases expiring in the given year. This metric reflects the rent growth inherent in the existing base of lease agreements. Excludes NRSF held for development or under construction. Of the occupied office and light industrial leases, 9,656 NRSF, 9,380 NRSF, 93,146 NRSF, 35,590 NRSF, 4,207 NRSF and 161,098 NRSF are scheduled to expire in 2014, 2015, 2016, 2017, 2018 and 2019 and thereafter, respectively, which accounts for (in thousands) $231, $154, $1,782, $591, $117 and $4,305 of annualized rent scheduled to expire during each respective period. Annualized Rent per Rent at Leased Rent Leased Expiration NRSF at Annualized Annualized Rent per Annualized Total Percentage Percentage Number Percentage Operating of Total of of of All NRSF of Operating Annualized Square Feet Under Lease(1) Leases(2) Leases Leases(3) NRSF Rent Available colocation(5) - - % 193,438 11.4% $ - - % Available office and light-industrial - - 63,523 3.7 - - Colocation NRSF: 5,000 or less 1,355 91.0 453,266 26.6 72,954 51.3 5,001 - 10,000 22 1.5 148,050 8.7 17,399 12.3 10,001 - 25,000 11 0.7 161,518 9.5 26,782 18.9 Greater than 25,000 2 0.1 60,807 3.6 7,269 5.1 Powered shell 16 1.1 309,253 18.1 10,427 7.3 Office and light-industrial 83 5.6 313,076 18.4 7,181 5.1 Portfolio Total 1,489 100.0% 1,702,931 100.0% $ 142,012 100.0% (1) (2) (3) (4) (5) Annualized Rent ($000)(4) Represents all leases in our portfolio, including data center and office and light industrial leases. Includes leases that upon expiration will automatically be renewed, primarily on a month-to-month basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases. Represents the square feet at a building under lease as spec ified in the lease agreements plus management’s estimate of spac e available for lease to third parties based on engineers’ drawings and other factors, including required data center support space (such as mechanical, telecommunications and utility rooms) and building common areas. Represents the monthly contractual rent under existing commenced customer leases as of June 30, 2014, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and it excludes power revenue, interconnection revenue and operating expense reimbursement. Excludes NRSF held for development or under construction.

17 Geographic Diversification and 10 Largest Customers Geographic Diversification 10 Largest Customers Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix Percentage of Total Metropolitan Market Annualized Rent San Francisco Bay 30.0 % Los Angeles 28.0 Northern Virginia 18.6 Boston 9.7 Chicago 8.1 New York 3.8 Miami 1.2 Denver 0.6 Total 100.0 % Weighted Percentage Percentage Average Number Total of Total of Remaining of Occupied Operating Annualized Lease Term in Customer Industry CoreSite Vertical Locations NRSF(1) NRSF(2) Rent(4) Months(5) 1 Technology Digital Content 4 41,811 2.5% $ 10,459 7.4% 28 2 Technology Cloud 6 131,632 7.7 7,745 5.5 65 3 Technology Systems Integration & __Managed Service Provider 3 53,014 3.1 6,726 4.7 38 4 Technology Digital Content 8 49,735 2.9 4,737 3.3 10 5 Government* Enterprise 1 141,774 8.3 4,113 2.9 89 6 Technology Cloud 1 27,036 1.6 3,981 2.8 47 7 Financial Enterprise 2 12,188 0.7 3,041 2.1 8 8 Technology Systems Integration & __Managed Service Provider 1 6,255 0.4 2,646 1.9 7 9 Managed Services Systems Integration & __Managed Service Provider 1 23,663 1.4 2,381 1.7 105 10 Government Enterprise 2 16,769 1.0 2,328 1.6 60 Total/Weighted Average 503,877 29.6% $ 48,157 33.9% 43 * Denotes customer using space for general office purposes. (1) (2) (3) (4) (5) Total occupied NRSF is determined based on contractually leased square feet for leases that have commenced on or before June 30, 2014. We calculate occupancy based on factors in addition to contractually leased square feet, including required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas. Represents the customer’s total occupied square feet divided by the total operating NRSF in the portfolio which, as of June 30, 2014, consisted of 1,702,931 NRSF. Represents the monthly contractual rent under existing commenced customer leases as of June 30, 2014, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement. Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of June 30, 2014, which was approximately $143.0 million. Weighted average based on percentage of total annualized rent expiring calculated as of June 30, 2014. Annualized Rent ($000)(3) San Francisco Bay 30.0% Los Angeles 28.0% Northern Virginia 18.6% Boston 9.7% Chicago 8.1% New York 3.8% Miami 1.2% Denver 0.6%

18 Development Summary and Capital Expenditures (in thousands, except NRSF data) Completed Pre-Stabilized Data Center Projects as of June 30, 2014 Data Center Projects Under Construction as of June 30, 2014 Capital Expenditures – Quarter Ended Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix June 30, 2014 March 31, 2014 December 31, 2013 September 30, 2013 June 30, 2013 Data center expansion (1) 32,082 $ 18,917 $ 46,574 $ 67,688 $ 33,544 $ Non-recurring investments (2) 2,671 5,714 9,330 3,831 4,526 Tenant improvements 1,579 1,208 2,074 1,578 1,027 Recurring capital expenditures (3) 1,377 1,673 1,612 1,174 935 Total capital expenditures 37,709 $ 27,512 $ 59,590 $ 74,271 $ 40,032 $ Repairs and maintenance expense (4) 2,600 $ 2,284 $ 2,665 $ 1,954 $ 1,918 $ (1) (2) (3) (4) Non-recurring investments include upgrades to existing data center or office space and company-wide improvements that are ancillary to revenue generation such as internal system development and system-wide security upgrades. Recurring capital expenditures include required equipment upgrades within our operating portfolio, which have a future economic benefit. Repairs and maintenance expense is classified within property operating and maintenance expense in the consolidated statement of operations. These expenditures represent recurring maintenance contracts and repairs to operating equipment necessary to maintain current operations. Data center expansion capital expenditures include new data center construction, development projects adding capacity to existing data centers and other revenue generating investments. Projects/Facilities Metropolitan Area Estimated Completion NRSF(1) Incurred todate Estimated Total (2) VA2 Northern Virginia Q3/Q4 2014 50,000 61,052 $ 73,900 $ Total under construction 50,000 61,052 $ 73,900 $ (1) (2) Reflects management’s estimate of cost of completion based upon the actual cost at quarter-end, plus management’s estimate of the cost to complete construction. NRSF reflec ts management’s estimate based on engineering drawings and required support spac e and is subjec t to change based on final demising of the space. Costs Projects/Facilities(1) Metropolitan Area Completion NRSF (1) Cost Percent Leased(2) Percent Occupied SV4 San Francisco Bay Mar 2013 16,640 13,261 $ 86.6% 73.2 % LA2 Los Angeles Mar 2013 2,294 320 33.3 33.3 LA2 Los Angeles Mar 2013 8,122 871 43.6 43.6 LA2 Los Angeles Mar 2013 21,169 8,866 77.9 52.4 SV4 San Francisco Bay Apr 2013 14,857 12,911 0.0 0.0 CH1 Chicago Apr 2013 20,240 5,200 28.1 28.1 NY2 New York Dec 2013 18,103 14,417 79.6 47.0 LA2 Los Angeles Feb 2014 33,711 9,800 0.0 0.0 NY2 New York Mar 2014 16,484 14,540 0.0 0.0 NY2 New York Mar 2014 18,105 14,540 6.8 6.8 Total completed pre-stabilized 169,725 94,726 $ 33.3% 25.4% (1) (2) These pre-stabilized projects/facilities are excluded from the stabilized operating NRSF information in the Operating Properties table. See Appendix for definition of stabilized and pre-stabilized NRSF. Includes customer leases that have been signed as of June 30, 2014. The percent leased is determined based on leased square feet as proportion of total pre-stabilized NRSF.

19 Market Capitalization and Debt Summary (in thousands, except per share data) Market Capitalization Debt Summary (1) Outstanding as of: Debt Maturities Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix Shares or Equivalents Outstanding Market Price / Liquidation Value as of June 30, 2014 Market Value Equivalents Common shares 21,616 $33.07 714,841 $ Operating partnership units 25,361 $33.07 838,688 Liquidation value of preferred stock 4,600 $25.00 115,000 Total equity 1,668,529 Total debt 276,750 Total enterprise value 1,945,279 $ Total debt to annualized adjusted EBITDA 2.0x Total debt and preferred stock to annualized adjusted EBITDA 2.9x Instrument Rate Maturity Date Maturity Date with Extension June 30, 2014 December 31, 2013 Revolving credit facility (2) 2.16% 1/3/2017 1/3/2018 176,750 $ 174,250 $ Senior unsecured term loan (3) 3.23% 1/31/2019 1/31/2019 100,000 - SV1 - mortgage loan N/A N/A - 58,250 Total Debt 276,750 $ 232,500 $ Weighted average debt rate 2.55% Preferred Stock 7.25% N/A N/A 115,000 115,000 Total Debt and Preferred Stock 391,750 $ 347,500 $ Floating rate vs. fixed rate debt 64% / 36% 100% / 0% Floating rate vs. fixed rate debt and preferred stock 45% / 55% 67% / 33% (1) (2) (3) See the most recent filed Form 10-K and 10-Q for information on specific debt instruments. The revolving credit facility interest rate is based on LIBOR at June 30, 2014, plus applicable spread. Represents the effective interest rate as a result of the interest rate swap agreement associated with $100 million 1 month LIBOR variable rate debt. $- $50,000 $100,000 $150,000 $200,000 $250,000 $300,000 2014 2015 2016 2017 2018 2019

Interest Summary and Debt Covenants

(in thousands)

Interest Expense Components

	Three Months Ended			Six Months Ended	
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Interest expense and fees	$ 1,997	$ 1,762	$ 1,296	$ 3,759	$ 2,258
Amortization of deferred financing costs	449	580	427	1,029	847
Capitalized interest	(1,031)	(1,169)	(940)	(2,200)	(1,883)
Total interest expense	**$ 1,415**	**$ 1,173**	**$ 783**	**$ 2,588**	**$ 1,222**
Percent capitalized	42.2%	49.9%	54.6%	45.9%	60.6%

Debt Covenants

		Revolving Credit Facility & Senior Unsecured Term Loan				
	Required Compliance	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Fixed charge coverage ratio	Greater than 1.75x	7.5x	7.8x	7.2x	7.5x	7.7x
Total indebtedness to gross asset value	Less than 60%	16.4%	15.6%	15.5%	11.5%	10.0%
Secured debt to gross asset value	Less than 40%	0.0%	0.0%	3.7%	3.8%	4.0%
Unhedged variable rate debt to gross asset value	Less than 30%	10.2%	9.3%	14.9%	10.8%	9.0%
Facility availability		$405,000	$405,000	$405,000	$405,000	$405,000
Borrowings outstanding		(176,750)	(160,000)	(174,250)	(108,000)	(73,000)
Outstanding letters of credit		(7,330)	(8,390)	(8,390)	(8,390)	(7,540)
Current availability		**$220,920**	**$236,610**	**$222,360**	**$288,610**	**$324,460**

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | **Capital Structure** | 2014 Guidance | Appendix 20

2014 Guidance

(in thousands, except per share amounts)

The annual guidance provided below represents forward-looking projections, which are based on current economic conditions, internal assumptions about our existing customer base and the supply and demand dynamics of the markets in which we operate. Further, the guidance does not include the impact of any future financing, investment or disposition activities. Please refer to the press release for additional information on forward-looking statements.

Projected per share and OP unit information:	Low		High	
Net income attributable to common shares	$	0.61	$	0.69
Real Estate depreciation and amortization		1.50		
FFO (1)	**$**	**2.11**	**$**	**2.19**
Non-recurring FFO items:				
Q2 benefit from real estate tax accrual true-up		(0.08)		
Q1 and Q2 charges for software impairment		0.04		
FFO excluding non-recurring items (1)	**$**	**2.07**	**$**	**2.15**
Projected operating results:				
Total operating revenues	$	265,000	$	270,000
Data center revenue	$	260,000	$	265,000
General and administrative expenses	$	28,000	$	30,000
Adjusted EBITDA	$	127,000	$	132,000
Guidance drivers:				
Rental churn rate per quarter		1%		2%
Cash rent growth on data center renewals		1%		4%
Capital expenditures:				
Data center expansion	$	90,000	$	100,000
Non-recurring investments	$	15,000	$	20,000
Tenant improvements	$	5,000	$	10,000
Recurring capital expenditures	$	5,000	$	10,000
Total capital expenditures	$	115,000	$	140,000

(1) In the second half of 2014, CoreSite expects to incur additional non-real estate depreciation expense of approximately $0.02 to $0.03 per share to FFO.

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | **2014 Guidance** | Appendix 21

22 Appendix Definitions This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs and therefore may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as a measure of profitability and/or liquidity, computed in accordance with GAAP. Turn-Key Same Store Includes turn-key data center space that was leased or available to be leased to our colocation customers as of December 31, 2012, at each of our properties, and excludes powered shell data center space, SV3 data center space, office and light industrial space and space for which development was completed and became available to be leased after December 31, 2012. The turn-key same store space as of December 31, 2012, is 948,427 NRSF. CoreSite tracks same store on a computer room basis within each data center facility. Monthly Recurring Revenue per Cabinet Equivalent Represents the turn-key monthly recurring colocation revenue (MRR) per cabinet equivalent billed. MRR is defined as recurring contractual revenue under existing commenced customer leases. MRR per cabinet equivalent is calculated as (current quarter MRR/3) divided by ((quarter end cabinet equivalents billed plus prior quarter end cabinet equivalents billed)/2)). Cabinet equivalents are calculated as cage-usable square feet (turn-key leased NRSF/NRSF factor) divided by 25. Stabilized and pre-stabilized NRSF Projects and facilities that have been recently developed and are in the initial lease-up phase are classified as prestabilized NRSF until they reach 85% occupied or have been in service for 24 months. Pre-stabilized projects and facilities become stabilized operating properties at the earlier of achievement of 85% occupancy or 24 months after development completion and are included in the stabilized operating NRSF. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix

23 Appendix Funds From Operations “FFO” is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Our management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We offer this measure because we recognize that FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix

24 Appendix Adjusted Funds From Operations “AFFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities. AFFO is used by us as a basis to address our ability to fund our dividend payments. We calculate adjusted funds from operations by adding to or subtracting from FFO: 1. Plus: Amortization of deferred financing costs 2. Plus: Non-cash compensation 3. Plus: Non-real estate depreciation 4. Plus: Impairment charges 5. Plus: Below market debt amortization 6. Less: Straight line rents adjustments 7. Less: Above and below market leases 8. Less: Maintenance capital investment 9. Less: Tenant improvement capital investment 10. Less: Capitalized leasing commissions AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting the effect of certain items noted above included in FFO. AFFO is a widely reported measure by other REITs, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA - EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA by adding our non-cash compensation expense, transaction costs and litigation expense to EBITDA as well as adjusting for the impact of impairment charges and gains or losses on early extinguishment of debt. Management uses EBITDA and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix